Exhibit 16.1

Mendoza Berger & Company LLP

January 9, 2008

US Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Dear Sirs:

We have read the statements of ENTECH ENVIRONMENTAL TECHNOLOGIES, INC. pertaining to our firm included under Item 4.01 of Form 8-K dated January 9, 2008 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,
/s/ Mendoza Berger & Company LLP
Mendoza Berger & Company LLP